Exhibit 10.8

IAC/INTERACTIVECORP

EXECUTIVE DEFERRED COMPENSATION PLAN

(Effective January 1, 2005)

i

IAC/INTERACTIVECORP

EXECUTIVE DEFERRED COMPENSATION PLAN

(Effective January 1, 2005)

Section 1.                                          PURPOSE.

The Plan is established to provide a select group of management and highly compensated employees of IAC/InterActiveCorp the opportunity to defer Compensation, as defined herein.  The Plan is intended to conform to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

Section 2.                                          DEFINITIONS.

Unless the context requires otherwise, the following words, as used in the Plan, shall have the meanings ascribed to each below:

2.1                                 “Account” shall mean the book entry-account which shall be credited with a Participant’s Deferred Compensation pursuant to Section 4 herein and Earnings thereon.  The Committee (or its designee), in its sole discretion, may credit the Deferred Compensation attributable to a particular Plan Year (or such other period with respect to which Compensation is earned by the Participant) and the Earnings thereon to a separate sub-account of the Participant’s Account.

2.2                                 “Active Participant” shall mean a Participant who is currently having Deferred Compensation credited to his or her Account hereunder.

2.3                                 “Affiliate” shall mean any entity affiliated with the Company within the meaning of Code Section 414(b) with respect to a controlled group of corporations, Code Section 414(c) with respect to trades or businesses under common control with the Company, Code Section 414(m) with respect to affiliated service groups and any other entity required to be aggregated with the Company under Section 414(o) of the Code.  No entity shall be treated as an Affiliate for any period during which it is not part of the controlled group, under common control or otherwise not required to be aggregated with the Company under Code Section 414.

2.4                                 “Beneficiary” shall mean the person or trust designated by the Participant to receive benefits payable under this Plan in the event of the Participant’s death.  If no Beneficiary is designated, then the person or trust designated by the Participant under the Company’s tax-qualified 401(k) plan or pursuant to the terms of the Company’s tax-qualified 401(k) plan (even if the Participant does not actively participate in such plan) to receive benefits payable under the Company’s tax-qualified 401(k) plan in the event of the Participant’s death.

Upon the acceptance by the Committee (or a designee of the Committee) of a new Beneficiary designation, all Beneficiary designations previously filed shall be canceled.  A Participant’s designation of a Beneficiary (or any election to revoke or change a prior Beneficiary designation must be made and filed with the Committee (or a designee of the Committee), in writing, on such form(s) and in such manner prescribed by the Committee (or a designee of the Committee).  The Committee (or a designee of the Committee) shall be entitled to rely on the last Beneficiary designation filed by the Participant and accepted by the Committee (or a designee of the Committee) prior to his or her death.

2.5                                 “Board” shall mean the Board of Directors of the Company.

2.6                                 “Code” shall mean the Internal Revenue Code of 1986, as amended and as hereafter amended from time to time, and any regulations promulgated thereunder.

2.7                                 “Committee” shall mean the Compensation/Benefits Committee of the Board.

2.8                                 “Company” shall mean IAC/InterActiveCorp and any successor corporation by merger, consolidation or transfer of all or substantially all of its assets.

2.9                                 “Compensation” shall mean a Participant’s cash bonus for services paid by the Company to the Participant, including, without limitation, (i) any portion of the Participant’s bonus reduced pursuant to the Participant’s salary reduction agreement under Section 125 or Section 401(k) of the Code (if any), (ii) any portion of the Participant’s bonus that the Participant elects to defer under any nonqualified deferred compensation plan or arrangement maintained by the Company and (iii) any portion of the Participant’s compensation that the Participant elects to reduce pursuant to any other salary reduction arrangement maintained by the Company, including, without limitation, an arrangement under Section 132 of the Code.  Compensation shall not include any other compensation, including without limitation, commissions, overtime pay, severance pay, incentive compensation, benefits paid under any qualified plan, any group medical, dental or other welfare benefit plan, noncash compensation, fringe benefits (cash and noncash), reimbursements or other expense allowances, moving expenses or any other additional compensation, including without limitation, lump sum payments in lieu of accrued but unused vacation.

Notwithstanding the foregoing, the Company may agree in writing with a Participant to treat an item of compensation other than a Participant’s bonus compensation as Compensation for purposes of the Plan.

2.10                           “Deferral Agreement” shall mean an agreement entered into between a Participant and the Company to authorize the Company to reduce the Participant’s Compensation and credit the amount of such reduction to the Plan as Deferred Compensation.  A Deferral Agreement shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Company or the Committee (or a designee of the Committee).  A Deferral Agreement may, to the extent permitted by the Committee (or a designee of the

Committee) and by applicable law, be made by paper, telephonic or electronic means.

2.11                           “Deferred Compensation” shall mean the amount of Compensation deferred by a Participant pursuant to Section 4.

2.12                           “Distribution Form” shall mean one of the following forms of distribution of Supplemental Benefits available under the Plan:

(a)           One lump sum; or

(b)           Annual installment payments over a period of ten (10) years or fifteen (15) years where the amount of each installment is determined by the Committee (or a designee of the Committee) pursuant to a method uniformly applied to all Participants.

2.13                           “Distribution Time” shall mean one of the following times to commence the payment of Supplemental Benefits:

(a)           As soon as administratively feasible following the Participant’s Termination of Employment or, with respect to each Participant who is a Key Employee, six (6) months following his or her Separation from Service, as defined under Section 409A of the Code;

(b)           A date no less than three (3) years following the end of the period in which the Compensation that was deferred was earned; or

(c)           The date on which the Participant attains age sixty-five (65).

2.14                           “Earnings” shall mean, for any Plan Year, earnings and/or losses on amounts credited to an Account, if applicable, in accordance with Section 5 hereof.

2.15                           “Effective Date” shall mean January 1, 2005.

2.16                           “Eligible Employee” shall mean, with respect to any Plan Year, an Employee who is a member of the Company’s select group of management employees or highly compensated employees, within the meaning of ERISA, (a) whose total of annual rate of base salary from the Company is at least $150,000 on the later of: (i) the October 1st preceding such Plan Year and (ii) the date the Employee’s employment with the Company commences and (b) who are not non-resident aliens without United States-source income.

2.17                           “Employee” shall mean any employee of the Company or an Affiliate. An individual classified by the Company at the time services are provided as either an independent contractor or an individual who is not classified by the Company as an Employee but who provides services to the Company through another entity shall not be eligible to participate in this Plan during the period that the individual is so initially classified, even if such individual is later retroactively reclassified as an employee during all or any part of such period pursuant to applicable law or otherwise.

2.18                           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.19                           “Key Employee” shall mean a key employee as defined under Section 416(i) of the Code.

2.20                           “Participant” shall mean any Eligible Employee who shall have become an Active Participant in the Plan and any individual with a balance credited to his or her Account.

2.21                           “Plan” shall mean the IAC/InterActiveCorp Executive Deferred Compensation Plan, as amended from time to time.

2.22                           “Plan Year” shall mean the calendar year.

2.23                           “Supplemental Benefit” shall mean the vested benefit payable under the Plan, which shall be payable in accordance with Section 6 hereof.

2.24                           “Termination of Employment” shall mean separation from the employment of the Company and its Affiliates for any reason, including, but not limited to, retirement, death, disability, resignation, dismissal, or the cessation of an entity as an Affiliate.  In the event some or all of the assets of the Company or an Affiliate are sold or transferred, any Employee who in connection with, or as a result of, such sale becomes employed by the acquirer of such assets shall not be deemed to have incurred a Termination of Employment unless and until the earlier of (i) the Employee is no longer employed by such acquirer or any entity thereafter acquiring the aforesaid assets or (ii) the Committee determines, in its sole discretion, that such Employee has incurred a Termination of Employment and when such Termination of Employment is deemed to have occurred.  For purposes of the foregoing sentence, and only for such purposes, a sale or transfer of stock of the Company or Affiliate shall be deemed to be a sale or transfer of “assets.”

Notwithstanding the foregoing, a Participant shall not be considered to have had a Termination of Employment if, for purposes of Section 409A of the Code, the Participant would not be considered to have had a “separation from service.”

Section 3.                                          PARTICIPATION.

Each Employee who is an Eligible Employee with respect to a Plan Year shall be eligible to become an Active Participant in the Plan pursuant to Section 4 with respect to such Plan Year.  A Participant shall cease to be an Active Participant with regard to a Plan Year if he or she is not, or ceases to be, an Eligible Employee with regard to the Plan.  A Participant’s classification as an Eligible Employee shall be made anew for each Plan Year and a new Deferral Agreement must be made for each Plan Year.

Section 4.                                          DEFERRAL OF COMPENSATION.

4.1                                 Deferral Agreement.

(a)           Any election to defer payment of a portion of a Participant’s Compensation shall be made by the Participant pursuant to a Deferral Agreement on or before the earlier of: (i) the first day of the Plan Year (or such other period with respect to which the Compensation is earned by the Participant) with respect to which the Compensation is earned or (ii) such date as required under Section 409A of the Code.  The Participant’s Deferral Agreement shall evidence the Participant’s agreement to the terms of the Plan.  The Deferral Agreement shall authorize the Company to reduce the Participant’s Compensation by a whole percentage up to Ninety Percent (90%), as elected by the Participant pursuant to the Deferral Agreement.  The Company may reduce the percentage that a Participant elects to defer pursuant to a Deferral Agreement in order to withhold for federal, state and local taxes or to comply with an order of a court or other authority or to withhold under any other required plan or program.

(b)           The provisions of Paragraph (a) of this Section shall be subject to the following:

(i)            If an Employee first becomes an Eligible Employee during a Plan Year, he or she may elect to become an Active Participant with respect to such Plan Year (or other such period with respect to which the Compensation is earned by the Participant) solely with respect to Compensation earned with respect to services performed after the Deferral Agreement is executed and delivered to the Company pursuant to the procedures established by the Committee (or a designee of the Committee) prior to the earlier of: (i) the end of the thirty (30) day period following the date he or she becomes an Eligible Employee, by making an election, in the manner prescribed by the Committee (or a designee of the Committee) or (ii) the end of the period permitted for such an election under Section 409A of the Code.

(ii)           An election to defer Compensation hereunder pursuant to a Deferral Agreement is irrevocable and is valid only for the Plan Year (or such other period with respect to which the Compensation is earned by the Participant) following the election or in the case of an Employee who first becomes an Eligible Employee during a Plan Year, for Compensation earned with respect to services performed in such Plan Year after such election.  If no new Deferral Agreement is timely made with respect to any subsequent Plan Year, the Compensation earned with respect to such Plan Year shall not be deferred under the Plan.

4.2                                 Book Entry of Deferred Compensation.  Deferred Compensation shall be credited as a book entry to a Participant’s Account not later than the date such amount would otherwise be payable to the Participant.

4.3                                 Vesting.  A Participant’s Account shall be fully vested at all times, including Earnings thereon.

Section 5.                                          MEASUREMENT OF EARNINGS.

(a)           Earnings shall be credited to a Participant’s Account.  The measuring alternatives used for the measurement of Earnings on the amounts in a Participant’s Account shall be selected by the Participant in writing on a form prescribed by the Committee (or a designee of the Committee) or, if permitted by the Committee (or a designee of the Committee), by telephonic or electronic transmission from among the various measuring alternatives offered under the Plan, unless the Committee (or a designee of the Committee) decides in its sole discretion to designate the measuring alternative(s) used to determine Earnings.

(b)           In the event that various measuring alternatives are made available to Participants, each Participant may change the selection of his or her measuring alternatives as of the beginning of any calendar month (or at such other times and in such manner as prescribed by the Committee (or its designee), in its sole discretion), subject to such notice and other administrative procedures established by the Committee (or a designee of the Committee).  To the extent permitted by the Committee (or a designee of the Committee), a Participant may make separate elections pursuant to this Section with respect to his or her (i) current Account balance and (ii) future Deferred Compensation.  Earnings shall be computed under this Section to the balance in each Participant’s Account, if applicable, as of the last business day of each month, or such other dates as selected by the Committee (or a designee of the Committee), in its sole discretion, at a rate equal to the performance of the measuring alternative selected by the Participant for the calendar month (or such other applicable period) to which such selection relates.

(c)           The Committee (or a designee of the Committee) may, in its sole discretion, establish rules and procedures for the crediting of Earnings and the election of measuring alternatives pursuant to this Section 5.

Section 6.                                          AMOUNT AND DISTRIBUTION OF SUPPLEMENTAL BENEFIT.

6.1                                 Supplemental Benefits.

(a)           Subject to Sections 6.2 and 6.3 and to the extent otherwise required by Section 409A of the Code, with respect to the Deferred Compensation of each period in which a Participant is an Active Participant, a Participant may make an election, at the time specified in Paragraph (d) below, regarding: (i) the Distribution Form (or a combination of Distribution Forms) in which to receive his or her Supplemental Benefits from the Plan and (ii) the Distribution Time upon which to commence receiving his or her Supplemental Benefits attributable to such Deferred Compensation from the Plan.  Subject to Sections 6.2 and 6.3 and to the extent otherwise required by Section 409A of the Code, a Participant may elect alternative Distribution Times that are conditioned on whether the

Distribution Time precedes or follows the Participant’s Termination of Employment and may make separate Distribution Form elections with respect to each such corresponding Distribution Time.

(b)           If a Participant elects to receive his or her Supplemental Benefits in a Distribution Form described in Section 2.12(b), the amount of each installment payment shall be debited from the Participant’s Account.  Such Account shall be deemed credited with Earnings in accordance with Section 5.

(c)           A Participant must make his or her initial election regarding the Distribution Form and Distribution Time to receive his or her Supplemental Benefits at the same time he or she enters into a Deferral Agreement.

(d)           If a Participant does not make an election with respect to the Distribution Form and/or Distribution Time, or if the Participant’s election is not effective under the Plan or does not meet the requirements of Section 409A of the Code, Supplemental Benefits shall be paid to him or her in the Distribution Form described in Section 2.12(a) and at the Distribution Time described in Section 2.13(a).

6.2                                 Death.  Notwithstanding any provision of the Plan to the contrary, if a Participant dies prior to receiving all of his or her Supplemental Benefits, the unpaid portion of such Supplemental Benefits shall be paid to the Participant’s Beneficiary in the form of a lump sum distribution as soon as administratively feasible thereafter.

6.3                                 Timing of Elections to Change Form and Timing of Distribution.

Except as otherwise required by Section 409A of the Code, a Participant may change his or her election regarding the Distribution Form and the Distribution Time that his or her Supplemental Benefit will be paid in accordance with the following requirements:

(i)            Subject to clause (ii) and (iii) of this Paragraph, such election may not take effect until the twelve (12) month anniversary of the date the election is made and filed with the Committee (or a designee of the Committee);

(ii)           In the case of an election related to the payment of Supplemental Benefits not described in Section 6.2 or Section 7.1, the Distribution Time must not be less than five (5) years after the Distribution Date that the new election is changing (regardless of whether the new election merely changes the Distribution Form); and

(iii)          Any election related to a payment of Supplemental Benefits at a Distribution Time described in Section 2.13(c) shall not be effective unless made at least twelve (12) months prior to the Distribution Time that such election is changing (regardless if the new election merely changes the Distribution Form).

Section 7.                                          HARDSHIP WITHDRAWALS.

7.1                                 Upon the request of a Participant, the Committee, in its sole discretion, may approve, due to the Participant’s “Unforeseeable Emergency,” an immediate lump sum distribution to the Participant of all or a portion of a Participant’s unpaid Supplemental Benefits.  For the purposes of this Section 9, a Participant shall experience a “Unforeseeable Emergency” if, and only if, such Participant experiences a severe financial hardship as defined in Section 409A of the Code.

7.2                                 The amount to be paid pursuant to Section 7.1 of the Plan shall not exceed the amount necessary to satisfy the applicable Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the payment, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance other otherwise or by liquidation of the Participant’s assets (to the extent such assets would not itself cause severe hardship).

7.3                                 The Company shall make a book entry to a Participant’s Account to reduce such Participant’s Account in the amount of any payment of Supplemental Benefits as a result of a payment made pursuant to this Section 7.

Section 8.                                          TERMINATION UPON A CHANGE OF CONTROL.

8.1                                 Notwithstanding any other provision of the Plan to the contrary, upon a Change of Control, the Plan shall immediately terminate and, as soon as administratively practicable, Participants shall be paid all, or the remaining unpaid portions of, their Supplemental Benefits, in a lump sum.

8.2                                 For purposes of the Plan, a “Change in Control” shall mean the occurrence of any of the following events or such narrower definition as required under Section 409A of the Code:

(a)           The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Barry Diller and Liberty Media Corporation and their respective Affiliates (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

(b)           Individuals who, as of November 9, 2004, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to November 9, 2004, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)           Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, (B) no Person (excluding Barry Diller and Liberty Media Corporation and their Affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(d)           Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, an event shall not be considered to be a “Change in Control” if, for purposes of Section 409A of the Code, such event would not be considered to be a change in control.

Section 9.                                          CLAIMS PROCEDURES.

(a)           Initial Claim.

(i)            Any claim by an Employee, Participant or Beneficiary (“Claimant”) with respect to eligibility, participation, contributions, benefits or other aspects of the operation of the Plan shall be made in writing to the Committee.  The Committee shall provide the Claimant with the necessary forms and make all determinations as to the right of any person to a disputed benefit.  If a Claimant is denied benefits under the Plan, the Committee or its designee shall notify the Claimant in writing of the denial of the claim within ninety (90) days after the Committee or its designee receives the claim, provided that in the event of special circumstances such period may be extended.

(ii)           In the event of special circumstances, the ninety (90) day period may be extended for a period of up to ninety (90) days (for a total of one hundred eighty (180) days).  If the initial ninety (90) day period is extended, the Committee or its designee shall notify the Claimant in writing within ninety (90) days of receipt of the claim.  The written notice of extension shall indicate the special circumstances requiring the extension of time and provide the date by which the Committee expects to make a determination with respect to the claim.  If the extension is required due to the Claimant’s failure to submit information necessary to decide the claim, the period for making the determination shall be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Committee’s request for information, or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided.

(iii)          If notice of the denial of a claim is not furnished within the required time period described herein, the claim shall be deemed denied as of the last day of such period.

(iv)          If a claim is wholly or partially denied, the notice to the Claimant shall set forth:

(A)          The specific reason or reasons for the denial;

(B)           Specific reference to pertinent Plan provisions upon which the denial is based;

(C)           A description of any additional material or information necessary for the Claimant to complete the claim request and an explanation of why such material or information is necessary;

(D)          Appropriate information as to the steps to be taken and the applicable time limits if the Claimant wishes to submit the adverse determination for review; and

(E)           A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review.

(b)           Claim Denial Review.

(i)            If a claim has been wholly or partially denied, the Claimant may submit the claim for review by the Committee.  Any request for review of a claim must be made in writing to the Committee no later than sixty (60) days after the Claimant receives notification of denial or, if no notification was provided, the date the claim is deemed denied.  The Claimant or his or her duly authorized representative may:

(A)          Upon request and free of charge, be provided with reasonable access to, and copies of, relevant documents, records, and other information relevant to the Claimant’s claim; and

(B)           Submit written comments, documents, records, and other information relating to the claim.  The review of the claim determination shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial claim determination.

(ii)           The decision of the Committee upon review shall be made within sixty (60) days after receipt of the Claimant’s request for review, unless special circumstances (including, without limitation, the need to hold a hearing) require an extension.  In the event of special circumstances, the sixty (60) day period may be extended for a period of up to one hundred twenty (120) days.

(iii)          If notice of the decision upon review is not furnished within the required time period described herein, the claim on review shall be deemed denied as of the last day of such period.

(iv)          The Committee, in its sole discretion, may hold a hearing regarding the claim and request that the Claimant attend.  If a hearing is held, the Claimant shall be entitled to be represented by counsel.

(v)           The Committee’s decision upon review on the Claimant’s claim shall be communicated to the Claimant in writing.  If the claim upon review is denied, the notice to the Claimant shall set forth:

(A)          The specific reason or reasons for the decision, with references to the specific Plan provisions on which the determination is based;

(B)           A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim; and

(C)           A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

(c)           All interpretations, determinations and decisions of the Committee with respect to any claim, including without limitation the appeal of any claim, shall be made by the Committee, in its sole discretion, based on the Plan and comments, documents, records, and other information presented to it, and shall be final, conclusive and binding.

The claims procedures set forth in this Section are intended to comply with United States Department of Labor Regulation § 2560.503-1 and should be construed in accordance with such regulation.  In no event shall it be interpreted as expanding the rights of Claimants beyond what is required by United States Department of Labor Regulation § 2560.503-1.

Section 10.                                   NO FUNDING OBLIGATION.

The Plan shall not be construed to require the Company to fund any of the benefits payable under the Plan or to set aside or earmark any monies or other assets specifically for payments under the Plan.  This Plan is “unfunded” and Supplemental Benefits payable hereunder shall be paid by the Company out of its general assets.  Participants and their Beneficiaries shall not have any interest in any specific asset of the Company as a result of this Plan.  Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship amongst the Company, the Committee, and the Participants, their Beneficiaries or any other person.  Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Plan have any interest in such funds.  To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.  The Company may, in its sole discretion, establish a “rabbi trust” to pay Supplemental Benefits hereunder.  If the Company decides to establish any accrued reserve on its books against the future expense of benefits payable hereunder, or if the Company establishes a rabbi trust under this Plan, such reserve or trust shall not under any circumstances be deemed to be an asset of the Plan.

Section 11.                                   NON-TRANSFERABILITY OF RIGHTS UNDER THE PLAN.

The benefits payable or other rights under the Plan shall not be subject to alienation, transfer, assignment, garnishment, execution, or levy of any kind, and any attempt to be so subjected shall not be recognized.  Notwithstanding the foregoing, solely with respect to a Participant who has incurred a Termination of Employment and commenced receiving payment of Supplemental Benefits under the Plan, all or a portion of the Participant’s Supplemental

Benefits may be assigned pursuant to a domestic relations order that meets all of the following requirements:

(a)                                  The domestic relations order must be a judgment, decree, or order (including approval of a property settlement agreement) which (i) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant (an “Alternate Payee”), and (ii) is made pursuant to a State domestic relations law (including a community property law);

(b)                                 Except as otherwise required under the Plan, the terms of the domestic relations order must comply with the requirements of Section 206(d)(3) of ERISA as if the Plan were subject to such requirements;

(c)                                  The Alternate Payee shall receive payment under the Plan of the portion of the Participant’s Supplemental Benefits that are assigned to the Alternate Payee in a single cash lump sum payment; and

(d)                                 The domestic relations order contains the following language:

The IAC/InterActiveCorp Executive Deferred Compensation Plan (the “IAC EDCP”) is “unfunded” and benefits payable under the IAC EDCP shall be paid by the IAC/InterActiveCorp (the “Company”) out of its general assets.  The alternate payee shall not have any interest in any specific asset of the Company as a result of this Plan.  Nothing contained in the IAC EDCP and no action taken pursuant to the provisions of the IAC EDCP or this domestic relations order shall create or be construed to create a trust of any kind, or a fiduciary relationship among the Company, the Committee, the Participant and the alternate payee or any other person.  Any funds that may be invested under the provisions of the IAC EDCP shall continue for all purposes to be part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of the IAC EDCP or this domestic relations order have any interest in such funds.  The alternate payee’s rights under the IAC EDCP shall be no greater than the right of any unsecured general creditor of the Company. The benefits payable under the IAC EDCP to the alternate payee shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind and any attempt to cause any benefits to be so subjected shall not be recognized.

Notwithstanding any other provision of the Plan to the contrary, the Alternate Payee shall not have the right to elect a Distribution Form or Distribution Time.

Section 12.                                   MINORS AND INCOMPETENTS.

(a)           In the event that the Committee finds that a Participant is unable to care for his or her affairs because of illness or accident, then benefits payable hereunder, unless claim has been made therefor by a duly appointed guardian, committee, or other legal representative, may be paid in such manner as the Committee shall determine, and the application thereof shall be a complete discharge of all liability for any payments or benefits to which such Participant was or would have been otherwise entitled under this Plan.

(b)           Any payments to a minor from this Plan may be paid by the Committee in its sole and absolute discretion (a) directly to such minor; (b) to the legal or natural guardian of such minor; or (c) to any other person, whether or not appointed guardian of the minor, who shall have the care and custody of such minor.  The receipt by such individual shall be a complete discharge of all liability under the Plan therefor.

Section 13.                                   WITHHOLDING TAXES.

The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal (including without limitation, employment taxes imposed by the Federal Insurance Contributions Act), state or local income or other taxes incurred by reason of payments pursuant to the Plan.  In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Company may prescribe.

Section 14.                                   ASSIGNMENT.

The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants and their heirs, executors, administrators and legal representatives.  In the event that the Company sells all or substantially all of the assets of its business and the acquiror of such assets assumes the obligations hereunder, the Company shall be released from any liability imposed herein and shall have no obligation to provide any benefits payable hereunder.

Section 15.                                   LIMITATION OF RIGHTS.

Nothing contained herein shall be construed as conferring upon an Employee the right to continue in the employ of the Company or its Affiliate’s as an executive or in any other capacity or to interfere with the right of the Company or its Affiliate to discharge him or her at any time for any reason whatsoever.

Section 16.                                   ADMINISTRATION.

On behalf of the Company, the Plan shall be administered by the Committee or, to the extent specifically permitted under the terms of the Plan, a designee of the Committee; provided that, if any authority to administer is delegated by the Committee, such administration shall be subject to the oversight of the Committee.  The Committee (or its designee) shall have the exclusive right, power, and authority, in its sole and absolute discretion, to administer, apply and interpret the Plan and any other Plan documents and to decide all matters arising in connection with the operation or administration of the Plan.  Without limiting the generality of the foregoing, the Committee shall have the sole and absolute discretionary authority:  (a) to take all actions and make all decisions with respect to the eligibility for, and the amount of, benefits payable under the Plan; (b) to formulate, interpret and apply rules, regulations and policies necessary to administer the Plan in accordance with its terms; (c) to decide questions, including legal or factual questions, relating to the calculation and payment of benefits under the Plan; (d) to resolve and/or clarify any ambiguities, inconsistencies and omissions arising under the Plan or other Plan documents; and (e) to process and approve or deny benefit claims and rule on any benefit exclusions.  All determinations made by the Committee (or any designee) with respect to any matter arising under the Plan and any other Plan documents including, without limitation, any question concerning eligibility and the interpretation and administration of the Plan shall be final, binding and conclusive on all parties.  To the extent that a form prescribed by the Committee to be used in the operation and administration of the Plan does not conflict with the terms and provisions of the Plan document, such form shall be evidence of (i) the Committee’s interpretation, construction and administration of this Plan and (ii) decisions or rules made by the Committee pursuant to the authority granted to the Committee under the Plan.

Decisions of the Committee shall be made by a majority of its members attending a meeting at which a quorum is present (which meeting may be held telephonically), or by written action in accordance with applicable law.

No member of the Committee and no officer, director or employee of the Company or any other Affiliate shall be liable for any action or inaction with respect to his or her functions under the Plan unless such action or inaction is adjudged to be due to fraud.  Further, no such person shall be personally liable merely by virtue of any instrument executed by him or her or on his or her behalf in connection with the Plan.

The Company shall indemnify, to the fullest extent permitted by law and its Certificate of Incorporation and By-laws (but only to the extent not covered by insurance) its officers and directors (and any employee involved in carrying out the functions of the Company under the Plan) and each member of the Committee against any expenses, including amounts paid in settlement of a liability, which are reasonably incurred in connection with any legal action to which such person is a party by reason of his or her duties or responsibilities with respect to the Plan (other than as a Participant), except with regard to matters as to which he or she shall be adjudged in such action to be liable for fraud in the performance of his or her duties.

Section 17.                                   AMENDMENT OR TERMINATION OF PLAN.

On behalf of the Company, the Board (or a duly authorized committee thereof) may, in its sole and absolute discretion, amend the Plan from time to time and at any time in such manner as it deems appropriate or desirable, and the Board (or a duly authorized committee thereof) may, in its sole and absolute discretion, terminate the Plan for any reason from time to time and at any time in such manner as it deems appropriate or desirable.  In the event the

Company terminates or freezes the Plan, there shall be no further accrual of Supplemental Benefits hereunder.

Section 18.                                   SEVERABILITY OF PROVISIONS.

In case any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

Section 19.                                   ENTIRE AGREEMENT.

This Plan, along with the Participant’s elections hereunder, constitutes the entire agreement between the Company and the Participant pertaining to the subject matter herein and supersedes any other plan or agreement, whether written or oral, pertaining to the subject matter herein.  No agreements or representations, other than as set forth herein, have been made by the Company with respect to the subject matter herein.

Section 20.                                   HEADINGS AND CAPTIONS.

The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

Section 21.                                   NON-EMPLOYMENT.

The Plan is not an agreement of employment and it shall not grant an employee any rights of employment.

Section 22.                                   PAYMENT NOT SALARY.

Except to the extent a plan otherwise provides, any Supplemental Benefits payable under this Plan shall not be deemed salary or other compensation to the Participant or Beneficiary for the purposes of computing benefits to which he or she may be entitled under any pension plan or other arrangement of the Company.

Section 23.                                   GENDER AND NUMBER.

Wherever used in this Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

Section 24.                                   CONTROLLING LAW.

The Plan is established in order to provide deferred compensation to a select group of management and highly compensated employees within the meanings of Sections 201(2) and 301(a)(3) of ERISA.  The Plan is intended to comply with the requirements imposed under Section 409A of the Code and the provisions of the Plan shall be construed in a manner consistent with the requirements of such section of the Code.  To the extent legally required, the

Code and ERISA shall govern the Plan and, if any provision hereof is in violation of any applicable requirement thereof, the Company reserves the right to retroactively amend the Plan to comply therewith.  To the extent not governed by the Code and ERISA, the Plan shall be governed by the laws of the State of Delaware without giving effect to conflict of law provisions.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed this 9th day of November, 2004.

IAC/INTERACTIVECORP

By:	/s/ Authorized Representative

Title:	Authorized Representative